Exhibit 99.1

Contact:	Adriel Lares Vice President of Finance and Chief Financial Officer
(510) 413-5999

3PAR Reports Financial Results for Third Quarter of Fiscal 2008

Fremont, Calif. – January 31, 2008 – 3PAR Inc. (NYSE Arca: PAR), a leading global provider of utility storage, today reported results for the third quarter of fiscal year 2008 which ended December 31, 2007. Revenue for the third fiscal quarter was $30.8 million, an increase of 51% compared to revenue of $20.4 million for the same period a year ago and an increase of 10% compared to $28.0 million in the prior quarter, which ended September 30, 2007.

For the third fiscal quarter, GAAP net loss was $1.9 million, or ($0.05) per share compared to GAAP net loss of $45,000, or ($0.00) per share for the same period in the prior year. Non-GAAP net loss, which excludes the impact of stock-based compensation expense, for the third fiscal quarter of 2008 was $664,000, or ($0.02) per share, compared to non-GAAP net income of $381,000, or $0.01 per share for the same period a year ago.

“We are delighted with 3PAR’s strong revenue growth and excellent performance,” said David Scott, Chief Executive Officer. “We are making significant progress in top tier accounts as we ride the adoption waves of virtualization and utility computing.”

Additional Third Quarter Fiscal 2008 Financial Information

3PAR reports operating loss, net loss, and earnings (loss) per share (EPS) on a GAAP and on a non-GAAP basis, which excludes the impact of stock-based compensation expense. The non-GAAP measures are described in greater detail below and are reconciled to the corresponding GAAP measures in the accompanying financial tables.

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GAAP operating loss for the third quarter of fiscal 2008 was $2.3 million, or 8% of revenue. This compares to GAAP operating loss of $2.4 million, or 9% of revenue, in the second quarter of fiscal 2008. Non-GAAP operating loss in the third quarter of fiscal 2008 was $1.1 million, or 4% of revenue. This compares to non-GAAP operating loss of $1.8 million, or 6% of revenue, in the second quarter of fiscal 2008. GAAP net loss for the third quarter of fiscal 2008 was $1.9 million as compared to $2.4 million in the second quarter of fiscal 2008. Non-GAAP net loss in the third quarter of fiscal 2008 was $664,000, compared to $1.7 million in the second quarter of fiscal 2008.

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GAAP basic and diluted EPS for the third quarter of fiscal 2008 was ($0.05) on 39.8 million weighted average shares outstanding, compared to ($0.13) for the second quarter of fiscal 2008 on 18.5 million weighted average shares outstanding. Non-GAAP basic and diluted EPS in the third quarter of fiscal 2008 was ($0.02), compared to ($0.09) in the second quarter of fiscal 2008.

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Non-GAAP operating loss, non-GAAP net loss, and non-GAAP EPS are computed net of stock-based compensation (SBC). In the third quarter of fiscal 2008, the charge related to SBC was $1.2 million as compared to $639,000 in the second quarter of fiscal 2008.

Reconciliations of Non-GAAP measures to GAAP operating income, net income, and EPS are included at the end of this release.

Webcast and Conference Call Information

3PAR will host a conference call for analysts and investors to discuss its fiscal third quarter results today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). A live webcast of the conference call will also be accessible from the “Investors” section of the Company's website at www.3PAR.com. Following the webcast, an archived version will be available on the website for twelve months. To hear the replay, parties in the United States and Canada should call 888-286-8010 and enter passcode 34100634. International parties can access the replay at +1-617-801-6888 and enter passcode 34100634.

About 3PAR Inc.

3PAR is the leading global provider of utility storage, a category of highly virtualized tiered-storage arrays built for utility computing. 3PAR Utility Storage allows users to reliably serve more with less. Organizations creating virtualized IT infrastructures for workload consolidation and flexible resource allocation use 3PAR to reduce the costs of allocated storage capacity, storage administration and SAN infrastructure. Distinct advantages in simplicity, efficiency, and massive scalability make 3PAR Utility Storage well-suited for open systems storage consolidation, integrated data lifecycle management, and performance-intensive applications. For more information, visit the 3PAR Website at: www.3PAR.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning 3PAR’s financial guidance for the fourth quarter and full year of fiscal 2008 and for the full 2008 fiscal year, including revenue, gross margin and total operating cost projections, and the anticipated demand for its storage solution. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, including the potential for slower than expected growth of the utility storage market or in customer adoption of the Company’s storage solutions, particularly in light of substantial uncertainty about macroeconomic trends in the United States and globally and their potential impact on information technology spending; the impact of competitive conditions, including the potential that competitors may offer substantial pricing discounts or pursue aggressive competitive tactics to attract and maintain customers and market share; the impact of technological developments and competitive products and technologies; the Company’s reliance on third-parties to sell its storage solution; whether end users continue to adopt the Company’s storage solutions; pricing and availability of suppliers’ products, which could result in variability in the Company’s gross margins; general industry trends; and the Company’s capital and operating requirements to grow its business and changes in industry standards and interfaces. Any one or more of these factors could cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect 3PAR’s business and its financial results are detailed in its Form S-1 as filed with the Securities and Exchange Commission on November 15, 2007, in connection with its initial public offering, and will be contained in the Quarterly Report on Form 10-Q that will be filed with the SEC for the quarter ended December 31, 2007. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. 3PAR undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Additional information will also be set forth in the Quarterly Report on Form 10-Q.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings per share (EPS). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP operating income (loss), net income (loss) and EPS. 3PAR defines non-GAAP operating income (loss) and net income (loss) as operating loss and net loss plus stock-based compensation expenses. 3PAR defines non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average basic and diluted shares outstanding. 3PAR's management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the company's performance by excluding certain non-cash stock-based compensation expenses. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FAS 123R, 3PAR's management believes that providing these non-GAAP financial measures allows investors to compare these results with those of other companies, as well as providing management with an important tool for financial and operational decision making and for evaluating the company's operating results (excluding the impact of these non-cash charges) over different periods of time.

There are a number of limitations related to the use of non-GAAP operating income (loss), net income (loss) and EPS versus operating loss, net loss and EPS calculated in accordance with GAAP. First, these non-GAAP financial measures exclude some costs, namely, stock-based compensation expenses that are recurring. Stock-based expenses have been and will continue to be for the foreseeable future a significant recurring expense in 3PAR's business. Second, stock-based awards are an important part of 3PAR's employees' compensation and impact their performance. Third, the components of the costs that 3PAR excludes in its calculation of non-GAAP net income (loss) may differ from the components that its peer companies exclude when they report their results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their most directly comparable financial measures calculated in accordance with GAAP. The accompanying tables have more details on these non-GAAP financial measures, including reconciliations between these financial measures and their most directly comparable GAAP equivalents.

A copy of this press release can be found on the “Investors” page of 3PAR’s website at www.3PAR.com.

3PAR Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2007	March 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$106,116	$16,722
Short-term investments	14,417	17,988
Accounts receivable, net	26,265	19,037
Inventory	14,393	13,507
Deferred cost	3,810	3,012
Prepaid and other current assets	2,225	1,203

Total current assets	167,226	71,469

Property and equipment, net	10,802	5,988
Deferred cost, non-current	359	747
Other non-current assets	357	357

Total assets	$178,744	$78,561

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Line of credit	$4,000	$5,830
Accounts payable	9,868	7,957
Accrued liabilities	13,067	11,494
Deferred revenue	20,764	15,018
Accrued warranty	3,498	3,212
Current portion of notes payable	1,306	1,602

Total current liabilities	52,503	45,113
Long-term portion of notes payable	—	860
Accrued warranty, non-current	2,720	2,336
Deferred revenue, non-current	6,062	4,184
Other long-term liabilities	1,074	995

Total liabilities	62,359	53,488

Redeemable convertible preferred stock	—	94,343
Stockholders’ equity (deficit)	116,385	(69,270)

Total liabilities redeemable convertible preferred stock and stockholders’ equity (deficit)	$178,744	$78,561

3PAR Inc.

Condensed Consolidated Statement of Operations

(On a GAAP basis)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
Revenue:
Product	$28,961	$19,969	$78,859	$53,709
Support	1,801	422	3,692	803

Total revenue	30,762	20,391	82,551	54,512

Cost of revenue:
Product	10,401	6,322	27,637	19,164
Support	344	60	799	145

Total cost of revenue (1)	10,745	6,382	28,436	19,309

Gross profit	20,017	14,009	54,115	35,203

Operating expenses:
Research and development (1)	8,320	6,074	25,036	16,275
Sales and marketing (1)	11,762	6,637	32,155	19,213
General and administrative (1)	2,284	1,597	6,550	4,224

Total operating expenses	22,366	14,308	63,741	39,712

Loss from operations	(2,349)	(299)	(9,626)	(4,509)

Other income, net:
Interest income	877	437	1,715	1,327
Interest expense	(308)	(199)	(925)	(553)
Other income (expense), net	(59)	36	18	(7)

Total other income, net	510	274	808	767

Loss before provision for income taxes	(1,839)	(25)	(8,818)	(3,742)
Provision for income taxes	(38)	(20)	(106)	(50)

Net loss	$(1,877)	$(45)	$(8,924)	$(3,792)

Net loss per common share	($0.05)	($0.00)	($0.35)	($0.21)

Shares used to compute basic and diluted net loss per common share	39,825	17,845	25,537	17,655

(1) Includes stock-based compensation as follows:

Cost of revenues	60	45	139	115
Research and development	414	137	824	449
Sales and marketing	488	110	900	320
General and administrative	251	134	529	459

3PAR Inc.

Condensed Consolidated Statement of Operations

(GAAP to non-GAAP reconciliation)

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2007	2006	2007	2006
GAAP operating loss	$(2,349)	$(299)	$(9,626)	$(4,509)
Plus:
Stock-based compensation	1,213	426	2,392	1,343

Non-GAAP operating income (loss)	$(1,136)	$127	$(7,234)	$(3,166)

GAAP net loss	$(1,877)	$(45)	$(8,924)	$(3,792)
Plus:
Stock-based compensation	1,213	426	2,392	1,343

Non-GAAP net income (loss)	$(664)	$381	$(6,532)	$(2,449)

GAAP net loss per common share basic and diluted	($0.05)	($0.00)	($0.35)	($0.21)
Plus:
Stock-based compensation	0.03	0.02	0.09	0.08

Non-GAAP net income (loss) per common share basic	($0.02)	$0.02	($0.26)	($0.13)

Non-GAAP net income (loss) per common share diluted	($0.02)	$0.01	($0.26)	($0.13)

Shares used in computing basic non-GAAP net income (loss) per common share	39,825	17,845	25,537	17,655

Shares used in computing diluted non-GAAP net income (loss) per common share	39,825	54,855	25,537	17,655